EXHIBIT 17(a)

ADVANTUS SERIES FUND, INC.
[NAME OF ACQUIRED FUND]
VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETING
TO BE HELD                     , 2003

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
MINNESOTA LIFE INSURANCE COMPANY

The undersigned hereby instructs Minnesota Life Insurance Company (“Minnesota Life”) to represent and vote the number of shares of the series named above (the “Fund”) represented by the number of votes attributable to the undersigned’s variable annuity contract or variable insurance contract as of             , 2003 at a Special Shareholders Meeting to be held at the offices of Advantus Capital Management, Inc., 400 Robert Street North, St. Paul, Minnesota 55101, on September       , 2003 at                  .m. Central time and at any adjournment thereof, upon the matter below as set forth in the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement.

All previous voting instructions with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged by your execution of these voting instructions. Mark, sign, date, and return these Voting Instructions in the addressed envelope — no postage required.

VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

PLEASE FILL IN BOX AS SHOWN USING BLUE OR BLACK INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS. ☒

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED “FOR” SUCH MATTER. UPON ALL OTHER MATTERS, MINNESOTA LIFE SHALL VOTE ACCORDING TO ITS BEST JUDGMENT. In its discretion, Minnesota Life is authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting unless otherwise prohibited by the undersigned. Contract and policy owners wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this voting instruction form and return it in the envelope provided.

[Voting item 1 included for beneficial owners of all Acquired Funds]		FOR	AGAINST	ABSTAIN

1.	To approve a proposed Agreement and Plan of Reorganization (“Plan”) that provides for the reorganization of the Fund into a comparable fund in W&R Target Funds, Inc. A vote in favor of the Plan also will be considered a vote in favor of an amendment to the articles of incorporation of Advantus Series Fund, Inc. which is required to effect the reorganization.	☐	☐	☐

[Voting item 2 included only for beneficial owners of the Advantus Asset Allocation Portfolio, Advantus Capital Appreciation Portfolio, Advantus Growth Portfolio, Advantus Core Equity Portfolio and Advantus Value Stock Portfolio]		FOR	AGAINST	ABSTAIN

2.	To approve a definitive investment advisory agreement between Advantus Series Fund, Inc., on behalf of the Fund, and Waddell & Reed Investment Management Company.	☐	☐	☐

Please be sure to sign and date voting instructions

Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

RECORD DATE SHARES:

Contract owner(s) sign here

Date